Exhibit 99.1

Penn Virginia Shareholders Approve Transaction with Juniper Capital Advisors

— Transaction Materially Strengthens Balance Sheet —

HOUSTON, January 13, 2021 — Penn Virginia Corporation (“Penn Virginia” or the “Company”) (NASDAQ:PVAC) and certain affiliates of Juniper Capital Advisors, L.P. (“Juniper”) today announced the shareholders of Penn Virginia voted in favor of all proposals associated with Juniper’s strategic investment in Penn Virginia. The transaction is expected to close on January 15, 2021.

At the special meeting of Penn Virginia shareholders held today, more than 77 percent of the votes cast were in favor of the transaction.

“We are pleased with the strong support we received from our shareholders,” said Darrin Henke, Penn Virginia’s President and Chief Executive Officer. “These strategic transactions will significantly strengthen our balance sheet, add complementary assets, and position us well for the future. Looking ahead, we will continue to focus on value creation for our shareholders through consistent free cash flow generation while highlighting our strong asset base and maintaining low leverage.”

Edward Geiser, Juniper’s Managing Partner and the Company’s incoming Chairman of the Board added, “We are extremely excited to be partnering with the Penn Virginia management team in what we think is a unique opportunity. We believe the Company’s solid production base, industry-leading per barrel margins and multi-year inventory provide an attractive opportunity for shareholders, and we are proud to be part of that group.”

About Penn Virginia

Penn Virginia Corporation is a pure-play independent oil and gas company engaged in the development and production of oil, NGLs, and natural gas, with operations in the Eagle Ford shale in south Texas. For more information, please visit our website at www.pennvirginia.com. The information on the Company’s website is not part of this release.

About Juniper Capital Advisors

Juniper Capital Advisors, L.P. is an energy investment firm based in Houston, Texas, with over $1.2 billion of cumulative equity commitments. Juniper is focused on working with high quality management teams to provide transformational equity capital to demonstrate the value and productive potential of oil and gas properties located primarily in the continental United States.

Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding future financial or operating performance and other statements that are not historical facts are forward-looking statements, including statements regarding the expected closing of the transaction. Words such as “anticipate,” “will,” “outlook,” “expects,” “intends,” “plans,” “believes,” “potential,” “may,” “possible,” “should,” “could,” “future,” and variations of such words or similar expressions, including the negative thereof, can be used to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking.

Because such statements include assumptions, risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our ability to realize the desired benefits of the change in leadership; the effect of commodity and financial derivative arrangements with other parties, and counterparty risk related to the ability of these parties to meet their future obligations; any further decline in, sustained depression in and volatility of expected and realized commodity prices for oil, NGLs, and natural gas; our ability to comply with our credit agreement and maintain or increase our borrowing base; the uncertainties inherent in projecting future rates of production for our wells and the extent to which actual production differs from that estimated in our proved oil and gas reserves; actions by third parties, including suppliers and customers; the impact of the COVID-19 pandemic, the related economic downturn and the related substantial decline in demand for oil and natural gas; and other risks set forth in our filings with the Securities and Exchange Commission (the “SEC”). Additional information concerning these and other factors can be found in our press releases and public filings with the SEC. Many of the factors that will determine our future results are beyond the ability of management to control or predict. The unprecedented nature of the current pandemic and economic downturn makes it more difficult for management to determine risks and the magnitude of the impact of risks known or unknown to management. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The statements in this communication speak only as of the date of communication. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law.

Contact

Clay Jeansonne

Investor Relations

Ph: (713) 722-6540

E-Mail: invest@pennvirginia.com